CAL-MAINE FOODS, INC.
Exhibit 19.1
INSIDER TRADING POLICY AND RELATED MATTERS
1. General Applicability of Policy
This Policy applies to all transactions in the securities of Cal-Maine Foods,

Inc. and its direct and indirect subsidiaries
(collectively, the “Company”), including all classes of stock, options for all classes of stock and any other securities the
Company may issue from time to time, such as preferred stock, restricted stock, restricted stock units, warrants and convertible
debentures, as well as to derivative securities relating to the Company’s stock,

whether or not issued by the Company, such as
exchange-traded options (“Company’s securities”).

Except as otherwise stated below, the Policy applies to such securities regardless of whether they are held in a brokerage account, a KSOP or similar account, through an employee stock purchase
plan or otherwise. Transactions subject to this Policy include purchases, sales and gifts. The Policy also applies to transactions
in the securities of other companies in certain circumstances as set forth below. The Policy applies to all officers of the
Company, all members of the Company’s Board of Directors, and all employees of, and consultants and contractors to, the
Company.

This group of people, and members of their immediate families, members of their households,

and their controlled
entities, are referred to in this Policy as “Insiders.”

For purposes of this Policy, “immediate family” means any family members whose transactions in the Company’s securities are
directed by an Insider or subject to an Insider’s influence or control, and “controlled entities” means any entity when
transactions in the Company’s securities by the entity are directed by an Insider or subject to an Insider’s influence or control.
Insiders are responsible for transactions in the Company’s securities of immediate family, members of their households and of
their controlled entities and therefore should make them aware of the need to confer with the Insider before transacting in the
Company’s securities.
In addition to the requirements of this Policy for all Insiders, this Policy contains additional requirements for the named
individuals and individuals holding certain positions who are notified by the Company of such additional requirements as
described further below.
2. Statement of Policy
2.1. Transacting on Material Nonpublic Information.

No Insider shall engage in any transaction involving a
purchase, sale or gift of the Company’s securities, including any offer to purchase or offer to sell, during any period
commencing with the date that he or she possesses or is aware of Material Nonpublic

Information (defined below) concerning
the Company, and ending at the time the information has been publicly disclosed for one full Trading Day, or at such time as
such nonpublic information is no longer material.

As used herein, the term “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq Stock Market (“Nasdaq”) are open for trading.

This restriction on transacting does not apply
to transactions made under a plan adopted pursuant to Securities and Exchange

Commission (“SEC”) Rule 10b5-1(c) (17 C.F.R.
§ 240.10b5-1(c)) (“Rule 10b5-1(c)”) and approved in writing by the Company (an

“approved Rule 10b5-1 plan”).
2.2.
Tipping.

No Insider shall disclose (“tip”) Material Nonpublic Information to any other person (including
family members and other employees) nor shall such Insider make recommendations or express opinions on the basis of
Material Nonpublic Information as to transactions in the Company’s securities.
2.3. Confidentiality of Nonpublic Information.

Nonpublic Information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden.

In the event any Insider receives any inquiry
from outside the Company, such as from a stock analyst, for information

(particularly financial results and/or projections) that
may involve Material Nonpublic Information, the inquiry should be referred to the Company’s Disclosure Committee which is
responsible for coordinating and overseeing the release of such information to the public,

shareholders, analysts and others in
compliance with applicable laws and regulations.
2.4.
Applicability of Policy to Material Nonpublic Information Regarding

Other Companies.

This Policy
also applies to Material Nonpublic Information relating to other companies (a)

with which the Company does business or (b)
that are involved in a potential transaction or business relationship with the

Company, when that information is obtained in the
course of employment with, or the performance of services to or on behalf of, the Company.

Civil and criminal penalties, and
termination of employment, may result from transacting on or “tipping”

Material Nonpublic Information regarding such other
companies.

All officers, directors, employees, consultants and contractors should treat

Material Nonpublic Information about
such other companies with the same care required with respect to information related directly to the Company.

2.5. Application to the Company
.

It is the policy of the Company that the Company will not engage in transactions in the Company’s securities in violation of applicable securities laws.
3. Potential Criminal and Civil Liability and/or Disciplinary Action
3.1. Liability for Insider Trading.

Pursuant to federal and state securities laws, Insiders may be subject to criminal and civil fines and penalties as well as imprisonment for engaging in transactions in the Company’s securities at a time
when they have knowledge of Material Nonpublic Information

regarding the Company and for engaging in transactions in
another company’s securities when they have knowledge of Material Nonpublic

Information regarding such other company
gained through their service to or on behalf of the Company.
3.2. Liability for Tipping.

Insiders may also be liable for improper transactions by any person (commonly referred to as a “tippee”) to whom they have disclosed Material Nonpublic Information regarding the Company or regarding
another company gained through their service to or on behalf of the

Company, or to whom they have made recommendations or
expressed opinions on the basis of such information as to transacting in the Company’s or such other company’s securities.

Criminal and civil fines and penalties and imprisonment have been imposed even when the disclosing person did not profit
from the transaction.

The stock exchanges and securities regulatory authorities use sophisticated electronic surveillance
techniques to uncover insider trading.
3.3.
Possible Disciplinary Actions.

Employees of the Company who violate this Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity incentive
plans or termination of employment.
4. Transaction Guidelines and Requirements
4.1. Black-Out Periods and Transaction Window.
(a)
Quarterly Black-Out Period.

The period beginning at the close of market on the last Trading Day preceding the last week of each fiscal quarter and ending at the time the financial results for that quarter have been publicly
disclosed for one full Trading Day is a particularly sensitive period of time for transactions in the Company’s stock from the
perspective of compliance with applicable securities laws.

This sensitivity is due to the fact that there often exists Material
Nonpublic Information about the expected financial results for the quarter during that period.

Accordingly, this period of time
is referred to as a “quarterly black-out” period.

All Insiders who have been notified that they are subject to the quarterly black-
out period are prohibited from transacting during such period.

These restrictions on transactions do not apply to transactions made under an approved Rule 10b5-1 plan.
(b)
Mandatory Transaction Window.

To ensure compliance with this Policy and applicable federal and state securities laws, the Company requires that all individuals who have been notified that they are subject to the quarterly
black-out periods refrain from conducting transactions involving the purchase, sale or gift of the Company’s securities other than during the period (the “transaction window”) commencing at the time the financial results for the preceding fiscal quarter
or year have been publicly disclosed for one full Trading Day and continuing until the close of the market on the last Trading
Day preceding the last week of the then fiscal quarter.

This restriction on transactions does not apply to transactions made under an approved Rule 10b5-1 plan.

(c)
Event-Specific Black-Out Period.

From time to time, the Company may also prohibit directors,
officers and potentially a larger group of employees, consultants and contractors from transacting in securities of the Company
because of material developments known to the Company and not yet disclosed to the public.

In such event, directors, officers
and such employees, consultants and contractors may not engage in any transaction involving the purchase, sale or gift of the
Company’s securities and should not disclose to others the fact of such event-specific black-out period.

This restriction does
not apply to transactions made under an approved Rule 10b5 plan.

The Company would re-open the transaction window at the
time the information has been publicly disclosed for one full Trading Day, or at such time as the information is no longer
material.
The prohibition against transacting during a quarterly or event-specific black-out period encompasses the fulfillment of “limit
orders” by any broker, and the brokers with whom any such limit order is placed must be so instructed at the time it is placed.
It should be noted that even during the transaction window, any person possessing

Material Nonpublic Information concerning
the Company, whether or not subject to the quarterly black-out period and transaction window, should not engage in any
transactions in the Company’s securities until such information has been known publicly for one full Trading Day, whether or
not the Company has recommended a suspension of transactions to that person.

This restriction does not apply to transactions

made under an approved Rule 10b5-1 plan.

Transacting in the company’s securities during the transaction window should not be considered a “safe harbor,” and all Insiders should use good judgment at all times.
4.2.
Pre-Clearance of Transactions.

The Company has determined that all executive officers and directors of the
Company and certain other key persons identified by the Company from time to time and who have been notified that they have
been so identified must refrain from transacting in the Company’s securities, even during the transaction window, without first
complying with the Company’s “pre-clearance” process.

Each such person should contact the Company’s Chief Financial
Officer prior to commencing any transaction in the Company’s securities.

The Chief Financial Officer will consult as necessary
with senior management and/or counsel to the Company before clearing any proposed transaction.

Although an Insider wishing
to transact pursuant to an approved Rule 10b5-1 plan need not seek preclearance from the Company’s Chief Financial Officer
before each transaction takes place, such an insider must obtain Company approval of the proposed Rule 10b5-1 plan before it
is adopted.
4.3. Individual Responsibility.

Every Insider has the individual responsibility to comply with this Policy against insider trading.

An Insider may, from time to time, have to forego a proposed transaction in the Company’s securities even if he
or she planned to make the transaction before learning of the Material Nonpublic Information and even though the Insider
believes he or she may suffer an economic loss or forego anticipated profit by waiting.
5. Definition of Material Nonpublic Information
Information is “material” if there is a substantial likelihood that a reasonable investor would consider the information important
in deciding whether to purchase, sell or hold a security, or if there is a substantial likelihood that the information would be
viewed by a reasonable investor as significantly altering the total mix of publicly available information about the Company.
Any information that could reasonably be expected to affect the market price of a security is likely to be considered material.
This determination is made based on the facts and circumstances of each particular situation and is often evaluated by
enforcement personnel with the benefit of hindsight.

There are various categories of information that are particularly sensitive and,

as a general rule, should be considered material.

Examples of such information include:
● Financial results
● Known but unannounced future earnings or losses
●
News of a pending or proposed merger, or acquisition

●
News of the disposition or acquisition of significant assets or opening or closing of a significant business
operation
● Significant developments related to intellectual property
● Significant developments involving corporate relationships
● Changes in dividend policy
● Stock splits
● New equity or debt offerings
● Significant litigation exposure due to actual or threatened litigation
● Significant cybersecurity incidents
Either positive or negative information may be material. The above list is not exclusive and many other types of information
may be considered material, depending on the circumstances. The probability of whether an event will or will not occur, along
with the magnitude of the potential event, affects the determination of whether it is material.

Nonpublic information is information that has not been previously disclosed to the general public and is otherwise not available
to the general public. For information to be considered public, it must be widely disseminated in a manner making it generally

available to investors, including through the issuance of a press release or a filing with the SEC. In addition, even after a public
announcement of material information, a reasonable period of time must elapse in order for the market to absorb and react to
the information. Generally, Insiders should not engage in any transactions in the Company’s securities until such information
has been known publicly for at least one full Trading Day.
Insiders with questions concerning whether particular information is Material Nonpublic

Information may consult with their
supervisor or the Company’s general counsel.
6. Exceptions to this Policy
For purposes of this Policy, the Company considers that the exercise of stock options or similar equity awards for cash under
any Company equity incentive plan, the use of shares delivered or withheld from the exercise to cover the cost of the option
exercise or to cover the satisfaction of tax withholding obligations, and the purchase of shares pursuant to any Company
employee stock purchase plan (but not the sale or gift of any shares issued upon such exercise or purchase, not a cashless
exercise (accomplished by a sale of a portion of the shares issued upon exercise of an option), and not any other market sale for
the purpose of generating cash to pay the exercise price or taxes) are exempt from this Policy.

The transaction restrictions under this Policy do not apply to the grant or award of options, restricted stock, restricted stock
units or stock application rights by the Company.

The transaction restrictions under this Policy do not apply to the vesting, cancellation or forfeiture of stock options, restricted stock, restricted stock units or stock appreciation rights in accordance with
the applicable plans and agreements.

However, the transaction restrictions do apply to any subsequent transactions in such
securities and to any sale or gift of Company securities received upon the settlement of any restricted stock unit or similar award.

The Company may withhold shares to cover taxes due upon vesting.
The Policy does not apply to the purchase of Company stock in the Company’s

KSOP resulting from periodic contributions of
money to the plan pursuant to payroll deduction elections.

The Policy does apply to certain elections that may be made under the KSOP, including (a) an election to increase or decrease the percentage of periodic contributions to the KSOP based on the
payroll contribution election that will be allocated to Company stock;

(b) an election to make an intra-plan transfer of an
existing account balance into or out of Company stock; (c) an election to borrow against a KSOP account if the loan will result
in liquidation of stock in the Company Stock Accounts; and (d) an election to prepay a KSOP loan if the prepayment will result in the allocation of the loan proceeds to any Company Stock Accounts.
Any purchase of the Company’s securities from the Company or sales of the

Company’s securities to the Company are not
subject to this Policy.
Transactions made pursuant to and in compliance with an approved Rule 10b5-1 plan are not subject to the transaction
restrictions in this Policy.
7. Special Situations
7.1.
Section 16 and Rule 144 Restrictions and Reporting for Directors and Certain Officers.

Section 16 of
the Securities Exchange Act of 1934, as amended (“Section 16”), and Rule 144 under the Securities Act of 1933, as amended
(“Rule 144”) impose additional transaction restrictions and reporting obligations on directors, certain officers and certain
principal stockholders. The Company will notify its directors and officers subject to these additional restrictions and reporting
requirements and provide additional information regarding compliance.

Some transactions that are not subject to restrictions under this Policy may nevertheless be subject to Section 16 and Rule 144,
so in addition to this Policy, directors and notified officers should consult the additional information provided by the Company
before transacting in the Company’s securities.

7.2.
Short Sales.

While employees who are not executive officers and directors are not prohibited by law from
engaging in short sales of the Company’s securities, the Company believes it is inappropriate for employees to engage in such
transactions and therefore strongly discourages all employees from such activity.

7.3. Hedging Transactions
.

Hedging or monetization transactions can be accomplished through a number of
possible mechanisms, including through the use of financial instruments such as prepaid variable forwards, equity swaps,
collars and exchange funds. Such transactions may permit a director,

officer or employee to continue to own Company
securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that
occurs, the director, officer or employee may no longer have the same objectives as the Company’s other stockholders.
Therefore, Insiders are prohibited from engaging in any such transactions.

7.4. Margin Accounts and Pledging Transactions
.

Securities held in a margin account as collateral for a margin loan may be sold by the broker without the customer’s consent if the customer fails to meet a margin call. Securities pledged as
collateral for a loan may be sold in foreclosure if the borrower defaults on the loan.

Because a margin sale or foreclosure sale
may occur at a time when the pledgor is aware of Material Nonpublic Information or otherwise is not permitted to transact in
the Company’s securities, persons subject to this Policy are prohibited from holding the Company’s securities in a margin
account or otherwise pledging the Company’s securities as collateral for a loan, except (1) for those Company securities held in
a margin account or otherwise pledged as collateral for a loan as of July 23, 2024 and (2) pledges of the Company’s securities
as collateral for a loan (not including margin debt) when the person demonstrates to the Company the financial capacity to
repay the loan without resorting to the pledged securities, with the prior approval of the Company.

8. Adoption and Amendment
This Policy was adopted by the Board of Directors of Cal-Maine Foods, Inc. effective

July 23, 2024 and supersedes previous
versions of the policy.

This Policy may be amended from time to time in the discretion of the Company.